Exhibit 99.1
May 7th, 2009 1Q 2009 Earnings

Forward Looking Statements This Presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, projections of refining margins, debt reduction, cash flows and capital expenditures. We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", "should", "will" and similar terms and phrases to identify forward-looking statements in this Presentation. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this Presentation.

2Q 2009 Guidance Pacific Northwest Mid-Pacific Mid-Continent California Throughput (mbpd) 135-145 60-70 105-115 255-265 Opex ($/bbl) $ 3.50 $ 3.70 $ 3.30 $ 6.35 $ in millions, unless noted Corporate/System Refining Depreciation $ 90 Corporate Expense $ 40 Interest Expense Before Interest Income $ 30 Marginal Tax Rate* (%) 38% * Actual 1Q 2009 marginal tax rate

Net Income 2Q 2007 3Q 2007 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 200 47 -82 4.464 259 97 51 Net Income 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 -0.6 0.03 1.86 0.7 0.37 2003-2006 Average $ in millions, except per share amounts 1Q 2008 2Q 2008 3Q 2008 4Q 2008 1Q 2009 Refining $ (87) $ 85 $ 476 $ 153 $ 177 Retail (28) (11) 34 51 (15) Corporate and Unallocated (43) (47) (58) (54) (50) Interest and Financing Costs (24) (29) (30) (28) (28) Interest Income and Other 47 5 3 2 1 Foreign Currency (Loss) / Gain (3) (5) - 20 - Income Tax (Provision) / Benefit 56 6 (166) (47) (34) Net Income $ (82) $ 4 $ 259 $ 97 $ 51 EPS (Diluted) $ (0.60) $ 0.03 $ 1.86 $ 0.70 $ 0.37 EPS (Diluted)

Key Financials $ in millions, unless noted 1Q 2009 1Q 2008 Diluted EPS $/shr $ 0.37 $ (0.60) Cash & Cash Equivalents 156 41 Revolver Borrowings Outstanding 0 545 Debt / Capitalization % 32% 41% Material financial improvement versus a year ago

1Q 2009 Segment Operating Income Bridge 1Q 2008 Optimization Market Environment Opex Other Throughput 1Q 2009 Op Income -115 38 38 161 201 162 162 Bridge -115 123 40 9 48 $ in millions

2009 Improvement Platform $ in millions $ in millions Non-Capital Improvements Non-Capital Improvements Crude and Feedstocks $ 110 Product Realizations / Optimization 40 Transportation Savings 60 Production and Yields 55 Capital Capital Full Year Benefit of 2008 Capital Program 105 Target 2009 Incremental EBITDA Benefit Over 2008 $ 370 See appendix for assumptions

Result Of Expected 2009 Improvements $/bbl Reduce cash breakeven by over $2.50/bbl See appendix for assumptions

Appendix

10 1Q 2009 Gross Margin Reconciliation $/bbl, unless noted Reported Gross Margin LIFO Hedge* Revised Gross Margin** California California WC 3-2-1*** $15.48 $ 15.48 Capture Rate**** 97% 98% Gross Margin $15.08 - $(0.07) $15.15 Pacific Northwest Pacific Northwest PNW 5-3-1-1*** $11.47 $ 11.47 Capture Rate**** 71% 72% Gross Margin $8.17 - $(0.04) $8.21 Mid-Pacific Mid-Pacific PNW 5-3-1-1*** $ 11.47 $ 11.47 Capture Rate**** 74% 74% Gross Margin $8.53 - $0.08 $8.45 Mid-Continent Mid-Continent G3 3-2-1*** $9.59 $ 9.59 Capture Rate**** 127% 128% Gross Margin $12.17 - $(0.14) $12.31 * Hedge gains and losses are recorded primarily in the region in which the barrels are received. ** Reported gross margin per barrel adjusted to exclude the impacts of our 2009 1st Quarter LIFO impacts and gains and losses on derivative positions. *** For more information and detail on the benchmark crack spreads, please see the 'Industry Differentials' document in the Investors section of www.tsocorp.com **** Amounts may not recalculate due to rounding.

Assumptions Slide 7, 8 - Tesoro Index & Cash Breakeven: The actual 2008 Index required for cash breakeven was $9.18/bbl. The variance to our expected $10.50/bbl assumption in the Analyst Day presentation on Dec 16, 2008 was primarily historically high marketing margins in November and December as a result of rapidly falling spot prices. We have not budgeted a repeat of these uplifts, and as a result, maintain our estimate for cash breakeven after improvements in 2009 to be $7.95/bbl. Please see the Tesoro Index tab in the Investors section of www.tsocorp.com for an overview and additional detail on the Tesoro Index. Slides 7, 8 - Commodity Prices, Margin & Cash Breakeven Assumptions: 2009 Crude Price: $75/bbl 2009 Index: $8.98/bbl 2009 Henry Hub Natural Gas: $5.65/Mmbtu Cash Breakeven Before Improvements 2008e expenses before improvements 2008e expenses adjusted for 2009e energy price 2008e capital program Based on 2009e throughput Cash Breakeven After Improvements Margin capture after 2009 improvements Expenses after 2009 improvements 2009e capital program Based on 2009e throughput See 2008 Analyst Day Presentation for further details. www.tsocorp.com

2009 Cash Flow Available Cash Capex Revolver Repayment Dividend and Other Ending Cash Cash Flow 20 237 171 156 156 336 119 66 15 Beginning Cash 20 $ in millions Operating Cash Flow 336

Throughput By Refining Region 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 160 115 113 Pacific Northwest Mid-Pacific Mid-Continent California 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 107 100 101 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 67 70 73 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 259 255 248

Operating Expense By Refining Region 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 7.22 7.2 7.04 Pacific Northwest Mid-Pacific Mid-Continent California 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 3.08 2.9 2.76 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 4.25 5 4.75 1Q 2008 1Q 2009 Guidance 1Q 2009 Actual 2007 Planned 3.57 3.45 3.63